SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02—Unregistered Sales of Equity Securities.

On September 26, 2008, we completed a private offering with an accredited investor, whereby the investor purchased $180,000 of a 15% secured convertible note and was issued warrants to purchase shares of our common stock. The convertible note matures in one year and the holder has the right, at any time, to convert their note into shares of our common stock at a conversion ratio of one share of common stock for each $0.123 of principal amount of their note for a maximum potential issuance of 1,463,414 shares of common stock; in addition, the investors were issued “Series C Warrants" to purchase 750,000 shares of common stock at an exercise price of $0.123 per share that expire five years from the date of issuance and “Series D Warrants” to purchase 750,000 shares of common stock at an exercise price of $0.15 per share that expire five years from the date of issuance.  The Series D Warrants also have a put option in the amount of $45,000.  The Series C Warrants have no put option.  The convertible note included an original issue discount of $30,000.  Additionally, the convertible notes are secured by a security interest in all assets of the Company. The offer and sale of the securities underlying these convertible notes were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Sections 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D adopted thereunder.

From September 29, 2008 through October 3, 2008, we conducted another private placement to raise investment capital and raised cash proceeds in the aggregate of $256,000 through a sale of 8,533,333 restricted shares of our common stock to twelve accredited investors.  Our Chief Executive Officer and Chief Financial Officer were among the investors participating in this private placement and invested $25,000 and $75,000, respectively, cash proceeds for the issuance of 833,333 and 2,500,000, respectively, restricted shares of our common stock.   The offer and sale of the securities were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Sections 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D adopted thereunder.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2008, our sole Director granted compensation options to purchase up to 650,000 and 550,000 shares of our common stock at an exercise price of $0.03 to our Chief Executive Officer and Chief Financial Officer, respectively, pursuant to our amended 2007 Employee Stock Option Plan.

Item 8.01—Other  Events

In addition to the option grants discussed in Item 5.02, our sole Director granted compensation options to purchase an aggregate of 675,000 shares of our common stock at an exercise price of $.03 per share to our employees pursuant to our amended 2007 Employee Stock Option Plan.

Item 9.01—Financial Statement and Exhibits

99.01	Form Securities and Purchase Agreement, Amended Security Agreement, Convertible Promissory Note and Warrant Agreements for our convertible promissory note offering.
99.02	Form Securities Purchase and Subscription Agreement for our common stock private offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       October 7, 2008